Case No.                10-12302 PJW
Reporting Period: October 1 through October 31, 2010

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the ten months ending October 31, 2010

Consolidated Total

Revenues	$47,068,708
Cost of revenues	34,910,123
Gross margin	12,158,584

Compensation	8,873,998
Travel and entertainment	1,010,108
Occupancy	1,319,064
Professional services	3,966,960
Insurance	231,687
Restructuring Expenses	3,650,408
Other	877,078
Selling, general, and administrative expenses	19,929,304

EBITDA	(8,316,291)

Bad debt expense (recovery)	545,571
Depreciation	306,126
Amortization	1,962,530
Operating income (loss)	(11,130,518)

Interest expense	17,071,007
(Gain) loss on warrants and derivatives	(46,173,477)
(Gain) loss on extinguishment of debt	272,677
Income tax expense (benefit)	(20,359)

Net income (loss)	$18,265,205

Case No.              10-12302 PJW
Reporting Period: October 1 through October 31, 2010

Capital Growth Systems, Inc.
Consolidating Statement of Operations
for the month of October 2010

Consolidated Total

Revenues	$4,637,110
Cost of revenues	3,425,142
Gross margin	1,211,968

Compensation	680,235
Travel and entertainment	85,017
Occupancy	81,655
Professional services	295,145
Insurance	15,528
Restructuring Expenses	540,039
Other	201,685
Selling, general, and administrative expenses	1,899,305

EBITDA	(742,337)

Bad debt expense (recovery)	55,000
Depreciation	28,387
Amortization	196,253
Operating income (loss)	(1,021,978)

Interest expense	1,450,360
(Gain) loss on warrants and derivatives
(Gain) loss on extinguishment of debt
Income tax expense (benefit)

Net income (loss)	$(2,417,338)

Case No.              10-12302 PJW
Reporting Period: October 1 through October 31, 2010

Capital Growth Systems, Inc.
Summary of All Units
For the Eleven Months Ending October 31, 2010

Consolidated Total

BALANCE SHEET

Current Assets
Cash	$3,009,966
Accounts receivable, net	4,771,486
Other current assets	4,113,661
Intercompany accounts	141,647
Total Current Assets	12,036,760

Fixed assets, gross	3,807,698
Accumulated depreciation	(3,045,355)
Fixed Assets, net	771,586

Other Assets
Other assets	316,357
Intangible assets	14,499,142
Goodwill	1,479,649
Total Assets	$29,103,494

Current Liabilities
Current maturities of debt	21,284,219
Post-Petition Accounts Payable	3,128,097
Pre-Petition Accounts Payable	14,238,443
Post-Petition Accrued Expenses	4,498,922
Pre-Petition Accrued Expenses	4,176,117
Deferred revenue	3,856,122
Total Current Liabilities	51,181,919

Long-term Liabilities
Debt	9,523,333
Taxes	(2,770)
Total Liabilities	33,691,280

Shareholders' Equity
Common stock	17,015
Additional paid-in capital	106,182,362
Retained earnings, beginning of year	(156,103,506)
Cumulative gain (loss) on currency translation	(220,160)
Year-to-date income (loss)	18,525,301

Shareholders' Equity	(22,078,426)

Total Liabilities and Shareholders' Equity	$29,103,493

Case No.            10-12302 PJW
Reporting Period: October 1 through October 31, 2010

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 10/31/2010

	Current	1-30	31-60	61-90	Total
Total Accounts Payable	$1,155,061	$1,133,151	$127,629	$648,303	$3,129,948

Case No.           10-12302 PJW
Reporting Period: October 1 through October 31, 2010

Global Capacity
Consolidated AR Aging Report (Gross Receivables)

As of 10/31/2010

	Current	1-30 Days	31 - 60 Days	61 + Days	Total
Total Accounts Receivables	1,368,731	1,365,333	106,091	2,475,685	5,315,840